                                                                    EXHIBIT 23.1


           Consent of Registered Independent Public Accounting Firm


Board of Directors
Liquidmetal Technologies, Inc.


We consent to the incorporation by reference of our report of Independent Registered Public Accounting Firm dated October 22, 2004 on the consolidated balance sheets as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 2003 included in this Form 10-K, into the Company's previously filed Registration Statement (File No. 333-101447).


/s/ STONEFIELD JOSEPHSON , INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
October 22, 2004